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                                                                   Exhibit 10(e)

                                       TXU

                      Long-Term Incentive Compensation Plan


This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

August 17, 2001

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                                       TXU

                      LONG-TERM INCENTIVE COMPENSATION PLAN

Section 1. Purpose

     The TXU Long-Term Incentive Compensation Plan (the "Plan") was established effective May 23, 1997 and is renamed and restated effective May 12, 2000 in connection with the corporate name change of the Company. The primary purpose of the Plan is to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to long-range performance goals and the interests of Company shareholders; and
(iii) enabling of such employees to share in the long-term growth and success of the Company. The Plan permits the grant of Incentive Stock Options (intended to qualify under Section 422 of the Code), Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

Section 2. Definitions

     When used in this Plan, the following terms shall have the meanings set forth below:

     2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

     2.2 "Agreement" means a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restrictions of each Award. With respect to the grant of an Option, the Agreement may be referred to herein as an "Option Agreement," and with respect to any other Award hereunder, the Agreement may be referred to herein as an "Award Agreement."

     2.3 "Award" means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock, or other Stock Unit Awards.

     2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under the Plan.

     2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

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     2.6  "Board" or "Board of Directors" means the Board of Directors of the
          Company.

     2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan.

     2.8 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

     2.9 "Cause", for purposes of applying the provisions of Section 13 hereof relating to a Change in Control of the Company, shall mean:

          (a) Participant's breach of his fiduciary duty to the Company and/or its shareholders as applicable;

          (b) any action or failure to act on the part of Participant which results in material injury to the assets, business prospects or reputation of the Company or any affiliate of the Company;

          (c) the appropriation by Participant of a material business opportunity of the Company or any affiliate of the Company, including Participant's attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; or

          (d) Participant's breach of the Company's Code of Conduct or a material express employment policy of the Company."

     2.10 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority

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          thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

     2.11 "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

     2.12 "Committee" means the Organization and Compensation Committee of the Board.

     2.13 "Common Stock" or "Stock" means the Common Stock of the Company, without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

     2.14 "Company" means TXU Corp., including all Affiliates and wholly-owned subsidiaries, or any successor thereto.

     2.15 "Covered Participant" means a Participant who is a "covered employee" as defined in Code Section 162(m)(3) and the regulations promulgated thereunder.

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     2.16 "Designated Beneficiary" means the beneficiary designated by the
          Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

     2.17 "Disability" means (i) the mental or physical disability of the Participant defined as "Disability" under the terms of the TXU Long-Term Disability Income Plan, as amended from time to time in accordance with the provisions of such plan; or (ii) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least six (6) months and appears to be permanent. All decisions by the Committee relating to a Participant's Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

     2.18 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed.

     2.19 "Early Retirement" means Earlier-than-Normal Retirement of a Participant under, and subject to, the provisions of the Retirement Plan.

     2.20 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

     2.21 "Executive Officer" means any employee considered by the Company to be an Executive Officer.

     2.22 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such
                                            -----------------------
          other source as the Committee may select.

     2.23 "Full-time Employee" means an individual who is employed by the Company or a Subsidiary in a customary employer-employee relationship, is on the payroll of the Company or such Subsidiary, receives compensation directly from the Company or such Subsidiary, and is designated in the internal payroll or other records of the Company or a Subsidiary as a regular, full-time employee. This designation excludes all leased employees (within the meaning of Code Section 414(n)), part-time employees, temporary employees, or contract employees, as well as all consultants to, the Company.

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     2.24 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

     2.25 "Key Employee" means a Full-time Employee who is an officer or other key employee of the Company or its Subsidiaries as designated or determined by the Committee.

     2.26 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to qualify as, or constitute an Incentive Stock Option.

     2.27 "Normal Retirement" means Normal Retirement of a Participant under, and subject to, the provisions of the Retirement Plan.

     2.28 "Option" means an Incentive Stock Option or a Nonqualified Stock
          Option.

     2.29 "Other Stock Unit Award" means awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Company's Common Stock.

     2.30 "Participant" means a Key Employee who has been granted an Award under the Plan.

     2.31 "Performance Criteria" means the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

     2.32 "Performance Award" means a performance-based Award made under Section 9 herein, which may be in the form of either Performance Shares or Performance Units.

     2.33 "Performance Period" means the time period designated by the Committee during which performance goals must be met in order for a Participant to obtain a performance-based Award.

     2.34 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the applicable Agreement.

     2.35 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

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     2.36 "Period of Restriction" means the period during which the transfer of
          Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

     2.37 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.38 "Plan" means the TXU Long-Term Incentive Compensation Plan as herein established and as hereafter amended from time to time.

     2.39 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

     2.40 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

     2.41 "Retirement Plan" means the TXU Retirement Plan, as it may be amended from time to time.

     2.42 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

     2.43 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

     2.44 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

     2.45 "Stock" or "Shares" means the Common Stock of the Company.

     2.46 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

     2.47 "Stock Unit Award" means an award of Common Stock or units granted under Section 11.

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     2.48 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

Section 3. Administration

     3.1 The Committee. The Plan shall be administered and interpreted by the
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Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to which Awards shall be made; (iii) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iv) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (v) to establish, amend, or waive rules or regulations for the Plan's administration; (vi) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

     3.2 Committee Decisions. Unless strictly and expressly prohibited by law,
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all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

     3.3 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other
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provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

Section 4. Eligibility

     The Committee shall have sole and complete discretion in determining those Key Employees who shall participate in the Plan. The Committee may request recommendations for individual awards from the Company's Chief Executive Officer and may delegate to the Chief Executive Officer the authority to make Awards to Participants who are not Executive Officers of the Company.

Section 5. Shares Subject to the Plan

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     5.1 Number of Shares. Subject to adjustment as provided for in Section 5.4
         ----------------
below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 2,500,000 Shares, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, or Other Stock Unit Award. Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

     5.2 Lapsed Awards or Forfeited Shares. In the event that: (i) any Option or
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other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised in accordance with its terms; (ii) Shares issued pursuant to the Awards are canceled or forfeited for any reason; or (iii) Awards are paid in cash, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

     5.3 Delivery of Shares as Payment. In the event a Participant pays for any
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Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

     5.4 Capital Adjustments. The number and class of Shares subject to each
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outstanding Award, the Option Price and the aggregate number, type and class of
Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate adjustments.

     (a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein; (ii) the type of shares or other securities available for the Plan; (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan; and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

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     (b)  In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split-up, reverse split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of: (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan; (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter; and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to the then outstanding Awards.

     (c) Any adjustment made by the Committee pursuant to the provisions of this Section 5.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

Section 6. Stock Options

     6.1 Grant of Stock Options. Subject to the terms and provisions of the Plan
         ----------------------
and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     6.2 Option Price. The exercise price per share of Stock covered by an
         ------------
Option ("Option Price") shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

     6.3 Exercisability. Options granted under the Plan shall be exercisable at
         --------------
such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control), nor after the expiration of ten years from the Grant Date.

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     6.4 Method of Exercise. Options shall be exercised by the delivery of a
         ------------------
written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment or provision for full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant a stock certificate, issued in the Participant's name, evidencing the number of Shares with respect to which the Option was exercised.

Section 7. Stock Appreciation Rights

     7.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions
         ----------------------------------
of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control), nor after the expiration of ten years from the Grant Date.

     7.2 Price. The exercise price of each Stock Appreciation Right shall be
         -----
determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

     7.3 Exercise. Stock Appreciation Rights shall be exercised by the delivery
         --------
of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

     7.4 Payment. Payment upon exercise of the Stock Appreciation Right shall be
         -------
in the amount of the full exercise price therefor, and shall be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

Section 8. Restricted Stock and Restricted Stock Units

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     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the
         -------------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

     8.2 Restricted Stock Award Agreement. Each Restricted Stock and Restricted
         --------------------------------
Stock Unit granted hereunder shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, payment terms for each such Award (e.g. whether the Award will be paid in shares of Stock, cash or a combination thereof, and whether payment will be in a lump sum or installments), and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any Performance Criteria, including, but not limited to, absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units or other areas of the Company; and (ii) any other restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

     8.3 Nontransferability. Except as provided in this Section 8, the Shares of
         ------------------
Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

     8.4 Removal of Restrictions. Except as otherwise noted in this Section 8,
         -----------------------
Restricted Stock and Restricted Stock Units covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee.

     8.5 Voting Rights. During the Period of Restriction, Participants in whose
         ------------
name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

     8.6 Dividends and Other Distributions. During the Period of Restriction,
         ---------------------------------
Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

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Section 9. Performance Awards

     9.1 Grant of Performance Awards. Subject to the terms and provisions of the
         ---------------------------
Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other consideration or restrictions as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

     9.2 Value of Performance Awards. The Committee shall determine the number
         ---------------------------
and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Criteria may be particular to a Participant, may relate to the performance of the Company or Subsidiary which employs him or her, may be based on the division or business unit which employs him or her, may be based on the performance of the Company and its Subsidiaries generally, or any combination of the foregoing. The Performance Criteria may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Criteria may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Award Agreement.

     9.3 Settlement of Performance Awards. After a Performance Period has ended,
         --------------------------------
the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Criteria established by the Committee and set forth in the Award Agreement have been satisfied.

     9.4 Form of Payment. Payment of the amount to which a Participant shall be
         ---------------
entitled upon the settlement of the Performance Award shall be made in cash, Stock, or a combination thereof and may be made in a lump sum or installments all as determined by the Committee and set forth in the related Award Agreement.

Section 10. Bonus Stock

     Subject to the terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, award shares of Bonus Stock to participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock shall be unencumbered of any restrictions (other than those which the Committee deems necessary or advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section
9. In the event the Committee assigns any restrictions on the shares of Bonus Stock, then such shares shall be subject to at least the following restrictions:

     (a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or been satisfied.

     (b) If any condition of vesting of the shares of Bonus Stock are not met, all such Shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

Section 11. Other Stock Based Awards

     11.1 Grant of Other Stock Based Awards. Subject to the terms and provisions
          ---------------------------------
of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and
(ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

     11.2 Rules. The Committee, in its sole and complete discretion, may grant a
          -----
Stock Unit Award subject to the following rules:

     (a) Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death or Disability of the Participant or a Change in Control. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

     (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

     (c) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

     (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period.

     (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

Section 12. Special Provisions Applicable to Covered Participants

     Awards to Covered Participants shall be governed by the conditions of this
Section 12 in addition to the requirements of Sections 6 through 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 6 through 11, the conditions of this Section 12 shall prevail.

     (a) All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under
          Section 162(m) of the Code. Performance Criteria may include alternative and multiple Performance Criteria and will be based on one or more of the following business criteria: business or financial goals of the Company, including absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units, or other areas of the Company.

     (b) The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Code Section 162(m), and the regulations promulgated thereunder.

     (c) The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

     (e) The aggregate maximum Awards that may be paid (in cash or in shares of Stock or a combination thereof) to any Covered Participant under the Plan pursuant to Sections 8, 9, 10 and 11 during any calendar year shall be an amount equivalent to the fair market value of 100,000 shares of Stock, such fair market value to be determined as of the first day of such calendar year.

     (f) The aggregate maximum number of shares of Stock subject to Options and SARs made to any Covered Participant during any calendar year shall be 100,000.

     (g) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section 12.

Section 13. Change In Control

     Notwithstanding any other provision of this Plan or of any Agreement entered into in connection with an Award granted hereunder, in the event of a Change in Control: (a) all outstanding Options or Stock Appreciation Rights shall immediately become fully vested and exercisable; and (b) the forfeiture provisions otherwise applicable to all other outstanding Awards, whether provided for in this Plan or in any Agreement shall no longer apply to such Awards, except (and only) with respect to any existing forfeiture provisions applicable in the event of the termination of a Participant's employment for Cause or the voluntary resignation of employment by a Participant. For purposes of applying the foregoing provision, a voluntary resignation shall not be deemed to have occurred in the event of circumstances which could reasonably constitute or give rise to a constructive discharge. The provisions of this Section 13 shall take precedence over, and shall apply notwithstanding, any contrary or seemingly conflicting provision (or absence of a provision) elsewhere in this Plan or in any Agreement. Upon the occurrence of a Change in Control, each outstanding Agreement shall automatically, and without any action on the part of any party, be deemed to incorporate the provisions of this Section 13, and, for purposes of Section 14.9 of this Plan, each Participant shall be deemed to have consented to modifications of his respective Agreement(s) to effect the incorporation of the provisions of this Section 13, except to the extent that a Participant objects in writing to such modification.

Section 14. General Provisions

     14.1 Plan Term. The Plan was adopted by the Board on February 21, 1997, and
          ---------
became effective upon receiving shareholder approval on May 23, 1997. The Plan was renamed and restated effective May 12, 2000 and August 17, 2001.

     The Plan shall terminate December 31, 2006; however, all Awards made prior to, and which are outstanding on such date, shall remain valid in accordance with their terms and conditions.

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

     14.2 Withholding. The Company shall have the right to deduct or withhold,
          -----------
or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

     14.3 Awards. Each Award granted under the Plan shall be evidenced in a
          ------
corresponding Award Agreement or Option Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award.

     14.4 Nontransferability. Except with respect to Nonqualified Stock
          ------------------
Options, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award under this Plan.

     14.5 No Right to Employment. Neither the Plan, nor any Award made, or any
          ----------------------
other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Company.

     14.6 Rights as Shareholder. Subject to the terms and conditions of each
          ---------------------
particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

     14.7 Construction of the Plan. The Plan and all Agreements shall be
          ------------------------
governed, construed, interpreted and administered in accordance with the laws of the State of Texas. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

     14.8 Amendment of Plan. The Committee or the Board of Directors may amend,
          -----------------
suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m).

     14.9 Amendment of Award. In its sole and complete discretion, the Committee
          ------------------
may at any time amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations applicable to the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

     14.10 Exemption from Computation of Compensation for Other Purposes. By
           -------------------------------------------------------------
acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as "earnings," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit arrangement of the Company.

     14.11 Legend. In its sole and complete discretion, the Committee may elect
           ------
to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

     14.12 Certain Participants. All Award Agreements for Participants subject
           --------------------
to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

     14.13 Unfunded Plan. The Plan is intended to constitute an unfunded
           -------------
deferred compensation arrangement for a select group of management or highly compensated employees.

     EXECUTED effective as of the 17th day of August, 2001.

                                    TXU CORP.


                                    By: /s/ Peter B. Tinkham
                                        ----------------------------------------
                                            Peter B. Tinkham,
                                            Secretary and Assistant Treasurer

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